UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

Wireless Facilities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4810 Eastgate Mall

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 228-2000

Item 2. Acquisition or Disposition of Assets.

On January 5, 2004, Wireless Facilities, Inc. (“WFI”) completed its acquisition of all of the outstanding securities of High Technology Solutions, Inc. (the “Company”), for $48,750,000 in cash. The initial consideration will be adjusted downward by approximately $262,000 due to certain post-closing purchase price adjustments pursuant to the Agreement and Plan of Reorganization (“Agreement”) by and among WFI, WFI Government Services, Inc., a Delaware corporation and wholly-owned subsidiary of WFI (“Parent”), Horseshoe Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company and certain stockholders of the Company. As a result of the acquisition, the Company became a wholly-owned subsidiary of Parent and therefore, will be included in the consolidated financial results of WFI effective for periods subsequent to January 5, 2004.

The description contained in this Item 2 of the transactions contemplated by the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this Item 7 will be filed by amendment.

(b) Pro forma financial information.

The financial information required by this Item 7 for the combined results of WFI and the Company will be filed by amendment.

(c) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Reorganization by and among Wireless Facilities, Inc., WFI Government Services, Inc., Horseshoe Merger Sub, Inc., High Technology Solutions, Inc. and the major holders of High Technology Solutions, Inc., dated as of December 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2004

Wireless Facilities, Inc.

By:	/s/ Dan Stokely

Dan Stokely Acting Chief Financial Officer Chief Accounting Officer Vice President, Corporate Controller